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                                                                    Exhibit 10.4

                                SERVICE AGREEMENT

THIS AGREEMENT is made _________, _____

BETWEEN

(1) PEARSON plc whose registered office is at 3 Burlington Gardens, London, W1X 1LE ("Pearson"); and

(2) PEARSON INC., a Delaware Corporation whose executive office is at 30 Rockefeller Plaza, 50th Floor, New York, NY 10112-5095 ("the Company"); and

(3)      _______________________________________________________________________

         ____________.


IT IS AGREED as follows:-

1.       DEFINITIONS

         In this Agreement:

         (a)      "Group Company"           means any of (i) Pearson and (ii)
                                            any subsidiary or associate for the
                                            time being of Pearson and these
                                            shall have the meanings attributed
                                            to them under the Companies Act 1985
                                            or any amending legislation
                                            thereafter;

        (b)       "Effective Date"          means ______________;

        (c)       "the Board"               means the board of directors of
                                            Pearson;

        (d)       "the Employment"          means the employment established by
                                            this Agreement;

        (e)       "the Remuneration         means the  Remuneration  Committee
                  Committee"                of the board of  directors of
                                            Pearson.

2.       EMPLOYMENT

         2.1 The Company shall employ the Executive and the Executive shall serve Pearson with the title of

         2.2 The Employment may be terminated by the Executive giving to the Company not less than 6 months' written notice and by the Company giving to the Executive not less than 12 months' written notice.


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3.       DUTIES

         3.1 The Executive shall report to _______________ of Pearson on his conduct of the business or affairs of Pearson providing such explanations as may be required in connection therewith.

         3.2 The Executive shall perform such duties as may from time to time be assigned to him by or under the authority of the Board and shall comply with all reasonable directions made by or under the authority of the Board. The Executive may be required in pursuance of his Employment to be engaged not only on work on behalf of Pearson but also on work on behalf of any other Group Company.

         3.3 During the Employment the Executive shall well and faithfully serve Pearson and use his utmost endeavours to promote its interests, and shall devote such of his time, attention and abilities to the affairs of any Group Company on behalf of which he may be required to be engaged hereunder, as shall be necessary.

         3.4 The Executive shall at all times conduct business in an ethical manner as approved by Pearson and shall abide by all internal rules and regulations which Pearson may issue from time to time to its employees.

         3.5 The Executive shall, if called upon to do so and without any further remuneration other than is herein mentioned, perform his duties hereunder either at the offices of Pearson plc or at the offices of any other Group Company inside the United Kingdom as Pearson may in its reasonable discretion from time to time require.

4.       SALARY

         4.1 The Executive's salary during the Employment shall be (pound)_______ per annum payable monthly in arrears by credit transfer directly into the Executive's bank account on the 27th day of each month or the last preceding working day. This salary shall be inclusive of any fees payable to the Executive either as a director of a Group Company or any other company or otherwise arising by virtue of the Employment and shall be deemed to accrue from day to day.

         4.2 The Executive's salary will be reviewed by the Remuneration Committee annually on 1st January, commencing 1st January,
                  _____.

5.       BONUS

         5.1 The Executive shall participate in the Pearson executive bonus plan in its present form or as subsequently amended and approved by the Remuneration Committee from time to time. As at the Effective Date, the maximum bonus payable is 50% of salary.

6.       LONG-TERM INCENTIVE PLANS

         6.1 The Executive shall be eligible to participate in such long-term incentive plans as Pearson may establish subject to the rules applicable to such plans or as


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                  amended or varied from time to time at the direction of the
                  Remuneration Committee.

7.       EXPENSES

         7.1 Pearson (or another Group Company) shall reimburse the Executive any reasonable travelling, hotel, entertainment and other out-of-pocket expenses properly and necessarily incurred by him on or about the performance of his duties under this Agreement in accordance with the relevant rules of Pearson from the time being in force and provided that he provides reasonable evidence of his expenditure to Pearson.

8.       HOLIDAYS

         8.1 The Executive shall be entitled in each calendar year to 26 working days holiday with full salary (in addition to statutory holidays) to be taken at such reasonable time or times as may be approved by the Managing Director of Pearson. The entitlement to holiday and, on termination of the Employment, holiday pay in lieu of holiday shall accrue pro rata throughout each calendar year of the Employment.

9.       TERMINATION

         9.1 The Employment may be terminated by either party by notice given in accordance with clause 2.2 or the Company may, at its sole discretion, terminate the Employment forthwith at any time by paying salary and any other entitlements accruing to the Executive in lieu of any required period of notice or part thereof.

         9.2 Notwithstanding the other provisions of this Agreement, the Company shall be entitled to terminate the Employment forthwith (but without prejudice to the rights and remedies of the Company for any breach of this Agreement and to the Executive's continuing obligations under sub-clause 9.5 and clause 10) in any of the following cases, namely:-

                  (a) if the Executive is guilty of dishonesty or serious or persistent misconduct, in all cases whether or not in connection with or referable to the Employment; or

                  (b) if the Executive becomes bankrupt or has a receiving order made against him or makes any general composition with his creditors.

                  In the event of the Employment being terminated by the Company pursuant to this sub-clause 9.2, the Executive shall not be entitled to receive any payment from the Company in respect of any part of his annual holiday entitlement hereunder which he may not have taken prior to the date of such termination, nor to receive any other payment from the Company except in respect of salary and bonus accrued to the date of such termination.

         9.3 Without prejudice to any rights or remedies available to the Executive under the general law in relation to any breach by the Company of this Agreement it is


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                  understood and agreed that if the Company commits any material breach of the provisions of this Agreement, the Executive shall be entitled to treat himself as discharged from further performance of the Agreement. For the purposes of this clause 9.3, material breach shall include:-

                  (a) the termination by the Company of the Agreement other than in accordance with clause 9.2 or 9.4;

                  (b) the failure by the Company to provide work for the Executive which is consistent with the duties described in clause 3.1.

         9.4 If the Executive (owing to illness or otherwise) becomes unable to perform his duties hereunder for a period or periods totalling six calendar months in any period of twelve consecutive calendar months, the Company shall (without prejudice to any other provisions hereof) be entitled by written notice to the Executive (given at the expiry of such period or periods or at any time thereafter during such inability):-

                  (a)      to terminate the Employment forthwith; or

                  (b) to suspend or reduce any bonus payable under clause 5 with effect from the date of such notice (or such later date as may be specified in such notice) and for so long as such illness or disability shall continue.

         9.5 Upon termination of the Employment the Executive shall deliver to Pearson all books, documents, papers, materials, credit cards and other property relating to the business of or belonging to Pearson (or any other Group Company) which may then be in his possession or under his power or control.

         9.6 If the Company terminates this Agreement forthwith or by notice otherwise than in accordance with clause 9.1 or 9.4 and in circumstances where the Executive has grounds for making a contractual claim for damages against the Company the Company shall reimburse any reasonable legal costs incurred by the Executive in connection either with the pursuit of a successful claim against the Company in respect of such action by the Company or with any negotiation and settlement of such a claim, subject to the Company's maximum liability under this clause 9.6 not exceeding (pound)15,000.

10.      RESTRAINT ON ACTIVITIES OF EXECUTIVE

         10.1 During the period of Employment, the Executive shall not (without Pearson's prior written consent, which will not be unreasonably withheld in the case of an engagement, concern or interest which is not of a similar nature to nor competitive with the business of Pearson or any Group Company and which does not require the Executive's time or attention during Pearson's normal working hours) be directly or indirectly engaged or interested in any capacity in any other business, trade or occupation whatsoever otherwise than in the performance of his duties hereunder.


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         10.2     The Executive shall keep secret and shall not at any time
                  (whether during the Employment or after the termination of the Employment) use for his own or another's advantage, or reveal to any person, firm, company or organisation, and shall use his best endeavours to prevent the publication or disclosure of, any of the trade secrets, business methods, computer systems or information which the Executive knew or ought reasonably to have known to be confidential concerning the business or affairs of (i) Pearson, or (ii) any other Group Company, (iii) any joint venture in which it or they may participate or (iv) any of its or their customers, so far as they shall have come to his knowledge during the Employment. The restrictions contained in this clause shall not apply:-

                  (a) to any disclosure or use authorised by the Board or required by law or by the Employment; or

                  (b) so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged (subject to sub-clause 10.6 below) after the Employment is ended.

         10.3 None of the restrictions in this clause 10 shall prevent the Executive from having an interest (as defined by the provisions of the Companies Act 1985) in any securities (such term to include any stocks, shares and debentures) unless they are securities to which both conditions (a) and (b) below apply, namely:-

                  (a) the company which issued the securities carries on, or is the holding company of a company carrying on, a business which is similar to or competitive with any business for the time being carried on by the Company or any Group Company; and

                  (b) the securities were acquired at a cost greater than (pound)50,000 and are not listed or quoted on a Stock Exchange (excluding, for the avoidance of doubt, the Unlisted Securities Market or any over-the-counter market) or, if they are so listed or quoted, they exceed 3 per cent in nominal value or (in the case of securities not having a nominal value) in number of a class of securities which are so listed or quoted.

         10.4 For a period of 6 months after termination of the Employment, the Executive shall not endeavour (whether on his own account or for any other person, firm, company or organisation) to entice away from Pearson or any other Group Company situated in the United Kingdom or elsewhere, any employee employed in an executive capacity at the date of termination of the Employment or at any time within a period of six months prior to that date and with whom the Executive has worked or with whom he has had personal contact as part of the Employment.

         10.5 For a period of 6 months after termination of the Employment, the Executive shall not directly or indirectly (and whether on his own account or for any other person, firm, company or organisation) solicit or endeavour to entice away from Pearson, or any other Group Company any person, firm, company or organisation who or which in the preceding 12 months shall have been a customer of or in the habit


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                  of dealing with (i) Pearson, or (ii) any other Group Company, and with whom the Executive has had direct dealings or personal contact as part of the Employment, so as to harm the goodwill of Pearson or any other Group Company or so as to compete with Pearson or any other Group Company.

         10.6 For a period of 6 months after termination of the Employment, the Executive shall not be engaged or interested (whether as principal, servant, agent, consultant or otherwise) in any trade or business in which the Executive has been involved or with which the Executive has been concerned as part of the Employment and which is similar to, and by virtue of its location competes with, any trade or business being carried on at the date of termination of the Employment by (i) Pearson or
                  (ii) any other Group Company.

         10.7 The covenants given by the Executive in this clause 10 are given by the Executive to Pearson on its own behalf and as agent for each of the other Group Companies.

         10.8 The Executive shall not, at any time after termination of the Employment for whatever reason, represent himself as being in any way connected with the business of the Company or that of any other Group Company.

11.      INTELLECTUAL PROPERTY

         11.1 The Executive shall not, during the Employment use intellectual property to which any former employer or third party has or may have an interest and the Executive agrees to indemnify Pearson in respect of any breach of this provision.

         11.2 Any discovery, invention, improvement, design or other copyright work discovered, invented, developed or devised by the Executive during the Employment (and whether or not in conjunction with a third party) relating to the business of Pearson or any other Group Company, or capable of being used or adapted for use by Pearson (or any other Group Company), shall be disclosed to Pearson and, subject to such rights as the Executive may have under the Patents Act 1977, shall belong to and be the absolute property of Pearson or the relevant Group Company.

         11.3 The Executive hereby assigns to Pearson or the relevant Group Company all rights in the works referred to in 11.1 above free of charge.

         11.4 The Executive will at the expense of Pearson (whether during or after cessation of the Employment) apply for and execute all such documents as may be necessary to vest all rights, title and interest in the works referred to in 11.2 above in Pearson or the relevant Group Company absolutely.

         11.5 The Executive irrevocably appoints Pearson to nominate an attorney in the Executive's name and on his behalf, to execute any documents and generally to act and use the Executive's name for the purpose of giving the Company or any other Group Company the full benefit of the provisions of this clause 11.


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12.      MISCELLANEOUS

         12.1 This Agreement and the Schedule hereto constitute the entire agreement and understanding between the parties as to its subject matter and the Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or referred to in this Agreement as forming part of the contract of employment of the Executive.

         12.2 The various provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

         12.3 Notices by either party shall be given in writing and may be delivered personally or sent by letter addressed to the other party at its registered office for the time being or the last known address. Any such notice given by letter shall be deemed to have been given at the time at which the letter would be delivered in the ordinary course of post if sent by post and on the date of delivery if delivered personally.

         12.4 Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification or re-enactment thereof whenever made. The headings shall be disregarded in construing this Agreement.

         12.5     The Schedule hereto forms an integral part of this Agreement.

AS WITNESS whereof the parties have hereunto set their hands the day and year first before written.

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                                  THE SCHEDULE

                       Particulars of Terms of Employment

In accordance with the Employment Protection (Consolidation) Act 1978 the following terms of the Employment apply from the Effective Date as provided in the Agreement:-

(a)      JOB TITLE

         See clause 2.1

(b)      SALARY

         See clause 4.

(c)      HOURS OF WORK

         The Executive shall work such hours as may be necessary or appropriate from time to time to carry out his duties properly and effectively.

(d)      HOLIDAYS

         See clause 8.

(e)      COMPANY CAR

         The Company will provide the Executive with a company car, the type and model to be agreed by the Managing Director of Pearson, within limits established by the Remuneration Committee.

(f)      SICKNESS OR INJURY

         If the Executive is absent from work because of illness or injury his salary will continue to be paid for at least 180 days in any one calendar year subject to submission of a doctor's or self-certification certificate for each period of absence. The Company reserves the right to seek a separate medical report from the Company's doctor at any time. If absence exceeds 180 days (or if shorter periods of absence in total exceed 180 days) within any period of a calendar year, the Company will consider whether or not circumstances justify the continued payment of salary in whole or in part. If the Executive is totally incapacitated, his salary will continue to be paid by the Company for the first six months of his absence. All the foregoing is subject to clause 9.4.

(g)      MEDICAL INSURANCE

         The Company will provide free family coverage for the Executive under the Pearson Group Health Care Scheme. Coverage will be continued into retirement.

(h)      PENSION AND LIFE ASSURANCE

         The Executive will be eligible to join the Pearson Group Pension Plan, details of which

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         will be advised separately, together with any special arrangements which may apply.

(i)      NOTICE

         See clauses 2.2 and 9.1.

(j)      DISCIPLINARY PROCEDURES

         The Executive will be subject to the disciplinary procedures of the Company in force from time to time, save in so far as they are modified by clause 9.2.

         The attention of the Executive is drawn to the fact that as a director of Pearson he is subject to such terms and conditions contained in the articles of association of Pearson as are applicable to directors and to the duties and obligations placed on him by the UK Companies Acts and other legislation and also, where appropriate, Stock Exchange regulations, including rules governing share dealings by directors and other employees adopted by the Board (the "Rules"), a copy of which has been handed to the Executive. The Executive may neither buy nor sell shares or loan stock of Pearson without first receiving clearance from another director in accordance with the Rules. The Executive may also neither buy nor sell securities of any other company the market price of which, as a result of unpublished information obtained by him by virtue of his employment with Pearson or the Company, he believes may be affected by action of Pearson or any of its subsidiaries. These restrictions are equally applicable to dealings by the Executive's spouse, children under the age of eighteen and other connected persons. The attention of the Executive is drawn to the further restrictions on "insider dealing" contained in the Criminal Justice Act 1993 in relation to the shares and loan stock of Pearson which apply throughout his employment and six months thereafter.

(k)      GRIEVANCE PROCEDURE

         If the Executive has a grievance in connection with his employment he should raise the matter in the first instance with the Managing Director of Pearson.


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SIGNED by                                   )
for and on behalf of Pearson                )
plc, in the presence of:-                   )







SIGNED by                                   )
for and on behalf of Pearson Inc.           )
in the presence of:-                        )








SIGNED by                                   )
in the presence of:-                        )


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